                                                                 Exhibit 10.27


                     --------------------------------------
                             DATED 27th OCTOBER 1997
                     --------------------------------------

                     --------------------------------------
                            SMITHS INDUSTRIES PLC (1)

                              4 FRONT GROUP PLC (2)
                     --------------------------------------

                     --------------------------------------
                                    L E A S E

                       of First Ground and Basement floors
                       Petersham House, 57 Hatton Garden,
                                   London EC1
                     --------------------------------------

                     --------------------------------------
                       Commencing       15 July 1997
                       Term of years            Five
                       Expires        14th July 2002
                     --------------------------------------

[Note: This lease is an internal repairing and insuring lease with full service charge of part of a building "standing alone" and is a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995]

                     --------------------------------------
                                DIBB LUPTON ALSOP

                                 125 London Wall
                                 London EC2Y 5AE

                     Ref: [PARFITTM]\WPDATA\DUMP\4FRONT.LE
                     --------------------------------------

                                      INDEX
                          (for reference purposes only)

================================================================================

Clause      Heading                                                  Page Number

1           PARTICULARS                                                        1

2           DEFINITIONS AND INTERPRETATION                                     2

3           DEMISE AND RENT                                                    8

4           TENANT'S COVENANTS                                                 8
                  4.1   Rent                                                   8
                  4.2   Outgoings                                              9
                  4.3   Interest on arrears                                    9
                  4.4   Service charge                                        10
                  4.5   Repairs                                               10
                  4.6   Decoration                                            11
                  4.7   Alterations                                           11
                  4.8   Entry                                                 13
                  4.9   Use                                                   14
                  4.10  Alienation                                            16
                  4.11  Registration of documents                             20
                  4.12  Ineligible use for VAT purposes                       20
                  4.13  Compliance with statutes                              22
                  4.14  Planning/environmental matters                        22
                  4.15  Easements                                             24
                  4.16  Notifications                                         25
                  4.17  Defects                                               25
                  4.18  Fire fighting                                         25
                  4.19  Advertisements/aerials                                26
                  4.20  Notice boards                                         26
                  4.21  Expenses                                              26
                  4.22  New guarantor                                         27
                  4.23  Indemnity                                             28
                  4.24  Yield up                                              28
                  4.25  VAT                                                   29
                  4.26  Regulations                                           29
                  4.27  Observe covenants                                     29

5           LANDLORD'S COVENANTS                                              30
                  5.1   Quiet enjoyment                                       30
                  5.2   Services                                              30
                  5.3   Superior Lease                                        30

6           INSURANCE                                                         31
                  6.1   Tenant's obligations                                  31
                  6.2   Abatement of rent                                     32

7           PROVISOS                                                          33
                  7.1   Forfeiture                                            33
                  7.2   Exclusion of use warranty                             34

L E A S E dated and delivered 27th October 1997

BETWEEN the Landlord and the Tenant named in the Particulars hereunder

WITNESSES as follows:

1         PARTICULARS

          1.1 Landlord:                 SMITHS INDUSTRIES PLC (company number
                                        137013 England) whose registered office
                                        is at 765 Finchley Road London NW11 8DS

          1.2 Tenant:                   4 FRONT GROUP PLC (company number
                                        2278419 England) whose registered office is at 57A Hatton Garden London EC1N 8JD

          1.3 Premises:                 the premises shortly known as First
                                        Ground and Basement Floors Petersham
                                        House 57 Hatton Garden London EC1

          1.4 Contractual Term:         5 years from and including 15th July
                                        1997

          1.5 Rent Commencement Date:   15th July 1997

          1.6 Rent:                     (1) From the 15th day of July 1997 until
                                        the 14th day of July 1998 THIRTY SIX
                                        THOUSAND SIX HUNDRED POUNDS
                                        ((pound)36,600) per annum (exclusive of
                                        VAT)

                                        (2) From the 15th day of July 1998 and
                                        thereafter during the remainder of the
                                        Term SIXTY TWO THOUSAND THREE HUNDRED
                                        POUNDS

                                        ((pound)62,300) per annum (exclusive of
                                        VAT)

          1.7 Permitted Use:            The preparation development and sale of
                                        computer hardware software and
                                        associated computer equipment and
                                        ancillary office use and storage/loading area

          1.8 Superior Lease:           means an underlease dated 11th July 1975
                                        and made between (1) Fifty-Seven Hatton
                                        Garden Limited (2) the Landlord (then
                                        known as Smiths Industries Limited)

2         DEFINITIONS AND INTERPRETATION

          2.1 In this Lease wherever the context so admits the following expressions shall have the following meanings respectively:

                    2.1.1 "1995 Act" means the Landlord and Tenant (Covenants) Act 1995

                    2.1.2 "Apparatus" means all passenger lifts passenger lift shafts water treatment plant boilers heating and ventilation systems generators and all other plant machinery and equipment belonging to or in the control of the Landlord in or about or serving the Building including (without prejudice to the generality of the foregoing) the Conduits

                    2.1.3 "Approval Date" means in relation to an application to the Landlord for consent hereunder the date on which such consent is granted

                    2.1.4 "Building" means the Landlord's building known as Petersham House 57 Hatton Garden London EC1 including service areas within the curtilage thereof together with all landlord's buildings structures additions improvements fixtures and fittings from time to time therein thereunder or thereon and forming part of such building and the appurtenances thereof

                    2.1.5 "Common Parts" means the forecourts entrance halls corridors landings toilet accommodation passenger lifts passenger lift shafts staircases and all other areas or parts of the Building which from time to time during the Term are provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them

                    2.1.6 "Conduits" means all wires pipes sewers drains cables ducts shafts gullies flues gutters watercourses soakaways and other like conducting media of whatsoever nature (including all meters used in connection with them) which now are or may hereafter during the Perpetuity Period be laid

                    2.1.7 "Decorate" means to paint repaper or otherwise treat as the case may be all surfaces usually or requiring to be so treated having first prepared such surfaces by stripping off and priming as may be necessary and to wash down all washable surfaces and to restore point and make good all brickwork where necessary and to grain or varnish any parts usually so protected all decoration being carried out with good quality materials and in a good and workmanlike manner and where painting is involved not less than two coats being applied to the outside and two coats to the inside

                    2.1.8 "Environmental Protection Act" means the Environmental Protection Act 1990 and any Act or Acts amending replacing or modifying such Act for the time being in force or of a similar nature and all orders and regulations thereunder for the time being in force

                    2.1.9     "Floor Plans" means the annexed plans so entitled

                    2.1.10 "Group Company" means a company which is a member of the same group of companies as the Tenant (as defined in

                              Section 42 of the Landlord and Tenant Act 1954 (as amended))

                    2.1.11 "Guarantor" means the party (if any) stated as such in the Particulars and includes the personal representatives of the Guarantor and any other person who may from time to time guarantee all or any of the Tenant's obligations under this Lease

                    2.1.12 "ineligible use for VAT purposes" means a use by the Tenant of the Premises which has the effect that a supply of the Premises by the Landlord to the Tenant is not a taxable supply notwithstanding that the Landlord may have made an election to waive the exemption from VAT pursuant to Schedule 10 to the Value Added Tax Act 1994

                    2.1.13 "Insured Risks" means the risks against which the Superior Landlord insures under the terms of the Superior Lease

                    2.1.14 "Landlord" means the person for the time being entitled to the reversion immediately expectant on the determination of the Term (being at the date hereof the party stated as such in the Particulars)

                    2.1.15 "Landlord's Surveyor" means any person appointed by or acting for the Landlord including an employee of the Landlord to perform the function of a surveyor for any purposes of this Lease

                    2.1.16 "Lease" means this Lease (including any Schedule hereto) and any document which is supplemental hereto or which is collateral herewith or which is entered into pursuant to or in accordance with the terms hereof

                    2.1.17 "Letting Units" means the parts of the Premises comprising either a single unit comprising both the basement and ground floors or a single unit comprising the whole of the first floor and "Letting Unit" shall mean any of such parts as the context requires

                    2.1.18    "Particulars" means the particulars in Clause 1

                    2.1.19 "Permitted Use" means the use stated as such in the Particulars

                    2.1.20 "Perpetuity Period" means the period of twenty one years commencing on the date of this Lease being the perpetuity period for the purposes of Section 1 of the Perpetuities and Accumulations Act 1964 applicable to this Lease

                    2.1.21 "Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any Act or Acts amending replacing or modifying any of such Acts for the time being in force or of a similar nature and all orders and regulations thereunder for the time being in force

                    2.1.22 "Premises" means the premises so stated in the Particulars and as more particularly described in
                              Part 1 of Schedule 1 and each and every part thereof together with all additions alterations and improvements thereto which may be carried out during the Term

                    2.1.23 "Rent Commencement Date" means the date stated as such in the Particulars

                    2.1.24 "Rent Days" means 25th March 24th June 29th September and 25th December in each year and "Rent Day" shall mean any of such days as the context requires

                    2.1.25 "Retained Parts" means those parts of the Building which are from time to time retained by the Landlord and made available for use for the management maintenance or security of the Building

                    2.1.26 "Service Charge" shall have the meaning ascribed thereto in Schedule 2

                    2.1.27 "Stipulated Rate" means in relation to interest the rate per annum of four per centum above the Barclays Bank Plc base rate from time to time (or where such base rate is not quoted over such other rate as would in the reasonable opinion of the Landlord be the nearest equivalent thereto if such base rate were quoted)

                    2.1.28 "Structure" means the foundations external walls (including exterior of the window frames therein) load bearing walls supporting columns stanchions beams supports timbers and girders floors roofs and other structural parts of the Building

                    2.1.29 "Tenant" means the party stated as such in the Particulars and shall include such party's successors in title to this Lease

                    2.1.30 "Term" means the Contractual Term together with any continuation or extension thereof (whether statutory or by the Tenant holding over or for any other reason)

                    2.1.31 "VAT" means value added tax or any tax of a similar nature that may be substituted for it or levied in addition to it

          2.2 In this Lease unless there be something in the subject or context inconsistent therewith:

                    2.2.1 Where the expressions "the Tenant" or "the Guarantor" (if any) include two or more persons they shall include the plural number and obligations expressed or implied to be made by or with any of such persons shall be deemed to be made by or with such persons jointly and severally

                    2.2.2 Any covenant by the Tenant not to do or omit to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done or omitted to be done as the case may be

                    2.2.3 Any reference to parting with possession shall be deemed to include sharing possession and any occupation whatsoever by a licensee

                    2.2.4 Any reference in this Lease to the Landlord's consent shall include where necessary the consent of both the Landlord and all superior landlords (if any)

                    2.2.5 Any references to a right exercisable by the Landlord shall include where necessary the exercise of such right by all superior 1andlords (if any) and al1 persons authorised by the Landlord or any superior landlord

                    2.2.6 Any reference to a statute shall include any statutory extension or modification or re-enactment of such statute and any order instrument plan regulation permission or direction made or issued thereunder or deriving validity therefrom

                    2.2.7 Words importing the singular meaning shall include the plural meaning and vice versa and words importing the masculine feminine and neuter genders shall include the other or others of such genders

                    2.2.8 The clause and paragraph headings and the index are for convenience only and shall not affect the construction of this Lease

                    2.2.9 For the avoidance of any doubt expressions used in the Particulars shall have the same meanings when used elsewhere in this Lease

                    2.2.10 Any reference to a clause subclause paragraph or schedule shall be a reference to the clause subclause or paragraph of or schedule to this Lease so numbered

3         DEMISE AND RENT

          In consideration of the rents hereinafter reserved and of the covenants and conditions hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH so far as the Landlord can grant the same the rights (if any) contained or referred to in Part 2 of Schedule 1 EXCEPT AND RESERVING as provided in Part 3 thereof TO HOLD the same SUBJECT to and (insofar as the Landlord has the power to grant the same) with the benefit of the matters (if any) referred to in Part 4 of that Schedule unto the Tenant for the Contractual Term YIELDING AND PAYING therefor unto the Landlord yearly during the Term and so in proportion for any less period than a year without any deduction FIRST the clear yearly Rent (exclusive of VAT) as specified in Clause 1.6 of the Particulars such rent (if the Landlord so requires) to be paid by banker's standing order direct debit or other accepted means for the transmission of money which the Landlord may from time to time reasonably nominate by equal quarterly payments in advance on the four Rent Days in every year the first payment (for the period beginning on the Rent Commencement Date and ending on the day preceding the next succeeding Rent Day and calculated by multiplying the said yearly rent by the fraction of which the numerator is the number of days between those dates (both included) and the denominator is 365) to be made on the date hereof SECONDLY by way of additional rent all such monies as shall become payable in accordance with Clause 4.3 THIRDLY by way of additional rent all such monies as shall become payable in accordance with Clause 4.4 and Schedule 2 FOURTHLY by way of additional rent on demand all such monies as shall become payable in accordance with Clause 6.1.1 and 6.1.2 and FIFTHLY by way of additional rent all other amounts (including VAT) payable to the Landlord under this Lease

4         TENANT'S COVENANTS

          The Tenant for itself and (subject to the provisions of the 1995 Act) its successors in title and assigns HEREBY COVENANTS with the Landlord as follows:

          4.1       Rent

                    To pay the several rents reserved by this Lease at the times and in manner aforesaid without any deductions and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

          4.2       Outgoings

                    4.2.1 To bear pay and discharge and indemnify the Landlord against all existing and future rates taxes duties levies charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature which are now or may at any time hereafter during the Term be charged levied assessed or imposed upon or payable in respect of the Premises or any part thereof or upon any owner or occupier or other person interested in respect thereof except only taxation (other than VAT) assessed upon the Landlord in respect of its revenue derived from its reversionary interest in the Premises or any dealing by it therewith

                    4.2.2 If the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord

                    4.2.3 To be solely responsible for and promptly to pay all costs and charges for water gas electricity telephone and any other services used or consumed in the Premises including all meter rents and standing charges but so that the Landlord shall not be responsible for any interruption or failure in the supply of any such services

          4.3       Interest on arrears

                    If and whenever the Tenant shall fail to pay the rents or any other monies due under this Lease on the due date (whether formally demanded or not) or the Landlord shall with good reason refuse to accept the same then (without prejudice to any other right or remedy of the Landlord including the right of re-entry hereinafter contained) the Tenant shall pay to the Landlord (whether formally demanded or not) interest at the Stipulated Rate on such rents or other monies as the case may be from the date when the same became due until payment thereof (as well after as before judgment)

          4.4       Service charge

                    To pay to the Landlord the Service Charge in accordance with
                    Schedule 2;

          4.5       Repairs

                    4.5.1 At all times during the Term to keep and maintain the Premises in good and substantial repair and condition (damage by the Insured Risks excepted save to the extent that payment of any insurance monies be withheld by reason of or arising out of any act omission neglect or default of the Tenant or any sub-tenant or their respective servants agents licensees or invitees)

                    4.5.2 To keep in good and safe repair all Conduits exclusively serving the Premises and to indemnify the Landlord against all liability howsoever arising from any failure to repair or the misuse or overloading of any Conduits serving the Premises

                    4.5.3 To maintain in good and serviceable repair and condition the Landlord's fixtures and fittings and all plant machinery and equipment in or upon and exclusively serving the Premises and to replace such of them as may become worn out lost unfit for use or destroyed by substituting others of a like or more modern nature and of good quality and if the Landlord shall at any time so require to enter into agreements upon terms first approved in writing by the Landlord with the manufacturers thereof or with approved maintenance contractors for the regular inspection and servicing of the same

                    4.5.4 To remedy any breach of covenant and to repair and make good all defects decays and wants of repair in respect of the Premises of which notice in writing shall be given by the Landlord to the Tenant and for which the Tenant may be liable hereunder within one calendar month after the giving of such notice provided that in the case of default by the Tenant it shall be lawful for (but not obligatory upon) the Landlord (but without prejudice to the right of re-entry hereinafter contained or other rights of the Landlord with regard thereto) to enter upon the Premises and remedy the breach and/or make good such defects decays and wants of repair and the cost thereof and all expenses (including Surveyors' and other professional fees) together with interest thereon at the Stipulated Rate from the date of expenditure by the Landlord until payment by the Tenant as well after as before judgment shall at the option of the Landlord be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

                    4.5.5 To keep the Premises clean and in a neat and tidy condition and keep all rubbish and waste in enclosed receptacles on the Premises or where the Landlord directs and to empty the same at least once a week

                    4.5.6 To clean as often as may be requisite the inside of the window panes and frames of the Premises

          4.6       Decoration

                    In the last three months of the Term howsoever determined in a tint or colour to be approved by the Landlord's Surveyor to Decorate the inside of the Premises

          4.7       Alterations

                    4.7.1 Not to cut injure maim remove or alter the Structure or any part thereof nor to merge the Premises with any adjoining premises

                    4.7.2 Not to make any alteration or addition (whether structural or non-structural) to the exterior of the Premises or to the external appearance of the Premises

                    4.7.3 Not to make or carry out any internal non-structural alteration or addition whatsoever of in or to the Premises except

                              4.7.3.1 with the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed)

                              4.7.3.2 subject to such terms and conditions (including provision for reinstatement at the Tenant's cost on the expiration or sooner determination of the Term) as the Landlord may require

                              4.7.3.3   in accordance with drawings and
                                        specifications previously submitted in
                                        triplicate to and approved in writing by or on behalf of the Landlord (such approval not to be unreasonably withheld or delayed) and

                              4.7.3.4 after having obtained and supplied to the Landlord copies of all requisite consents licences and permissions for the carrying out of such works from any local public or other authority or body and after the Landlord shall have notified the Tenant in writing that the same are satisfactory to it (such notification not to be unreasonably withheld or delayed)

                    4.7.4 Notwithstanding the provisions of sub-clause 4.7.3 the Tenant shall be entitled to erect and dismantle internal demountable partitioning without obtaining the consent of the Landlord subject to giving notice of any partitioning erected or dismantled within 10 working days and subject to reinstating the Premises at the cost of the Tenant if required by the Landlord at the expiration or sooner determination of the Term

                    4.7.5 Subject as aforesaid not to make or carry out any alteration addition or extension to any of the Conduits within and exclusively serving the Premises except with the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) and in accordance with the relevant codes of practice of the statutory undertaker concerned and to supply to the Landlord upon request an adequate drawing or drawings showing the actual position of all Conduits within the Premises installed amended or extended by the Tenant

                    4.7.6 In the event of the Tenant failing to observe this covenant it shall be lawful for the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with any necessary materials and appliances to enter upon the Premises and remove any alterations or additions and execute such works as may be necessary to restore the Premises to their former state and the cost thereof and all expenses (including surveyors' and other professional fees) together with interest thereon at the Stipulated Rate from the date of expenditure by the Landlord until payment by the Tenant as well after as before judgment shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

          4.8       Entry

                    To permit the Landlord and its agents and all persons authorised by them with or without workmen and appliances at all reasonable times upon giving at least twenty four hours notice (except in the case of emergency) to enter the Premises

                    4.8.1 to examine the state of repair and condition thereof

                    4.8.2 to check and take inventories of the Landlord's fixtures and fittings and the plant machinery and equipment therein

                    4.8.3     to repair and maintain the Premises

                    4.8.4 to repair and maintain or execute any work upon the Building or any part thereof or any Landlord's fixtures and fittings or the Apparatus therein (including the installation of additional or the extension of existing plant machinery equipment services utilities and systems) or to cleanse empty repair or renew any Conduits or for the provision of any of the Services referred to in
                              Schedule 2 all physical damage occasioned thereby to the Premises being made good as soon as reasonably possible and causing as little disturbance as reasonably possible

                    4.8.5 to gain access to the Retained Parts or the Apparatus where access cannot reasonably be obtained by an alternative route

                    4.8.6 for any other purpose (including measurement and inspection in relation to any renewal of this Lease) connected with the interest of the Landlord in the Building or any dealing therewith or

                    4.8.7 to exercise the rights herein excepted and reserved

          4.9       Use

                    4.9.1 Subject always to the following provisions of this Clause 4.9 and Clause 4.13 not to use the Premises otherwise than for the Permitted Use or for such other use to which the Landlord shall give its consent in writing such consent not to be unreasonably withheld or delayed and in accordance with the requirements and conditions of any planning permission authorising such use from time to time

                    4.9.2 Not to do on the Premises anything which may be illegal or immoral or a nuisance or annoyance or cause danger or injury or damage to the Landlord or any tenant or any neighbouring owner or occupier and to pay all costs charges and expenses incurred by the Landlord in abating a nuisance and in executing such works as may be required to abate a nuisance in obedience to any notice served upon the Landlord in respect of or incidental to the Premises or the use thereof

                    4.9.3 Not to use the Premises for any noxious noisy or offensive trade or business and not to hold any sale by auction or public show nor keep any live animals or birds on the Premises and not to allow on the Premises anything which is or may become dangerous offensive combustible inflammable radioactive or explosive

                    4.9.4 Not to trade or display goods outside the Premises nor to cause any obstruction outside the Premises

                    4.9.5 Not to use on the Premises any machine (other than machinery normally associated with the Permitted Use and which where appropriate shall be mounted so as to minimise noise and vibration) without the written consent of the Landlord and not to use on the Premises any machinery or sound reproduction or amplifying equipment which shall be noisy or cause vibration or be a nuisance disturbance or annoyance to the Landlord or the owners and/or occupiers of any adjoining or neighbouring premises

                    4.9.6 Not to do anything which imposes any excessive load or strain on the Structure or the Apparatus or the workings thereof

                    4.9.7 Not to suffer or permit any person- to reside or sleep on the Premises

                    4.9.8 Not to discharge anything into the Conduits serving the Premises which will be corrosive or harmful or which may cause any obstruction or deposit therein

                    4.9.9     Not to commit any waste upon or to the Premises

                    4.9.10 Not to use the Premises as an office for a government agency or other public authority which would involve the attendance thereat of members of the public for the purpose of seeking employment or enroling for or collecting any statutory social security health insurance or other benefit payment or applying for or collecting any licence passport certificate or similar document or paying thereat any imposition or financial liability

                    4.9.11 If the Premises are continually unoccupied for more than one month to provide security and caretaking arrangements to afford the Premises reasonable protection against vandalism theft or unlawful occupation

                    4.9.12 Not to use the passenger lifts in the Building for the movement of materials or goods

                    4.9.13 Not to park vehicles in the service areas of the Building except whilst loading or unloading goods to or from the Premises and in accordance with the directions of the Landlord

                    4.9.14 Not to obstruct others lawfully using the Common Parts and to use the same in a reasonable manner and in accordance with any reasonable regulations made by the Landlord from time to time in regard thereto

          4.10      Alienation

                    4.10.1    Not to assign or charge part only of the Premises

                    4.10.2 Save for an underletting in accordance with the succeeding provisions of this Clause not to underlet the whole or any part of the Premises or to part with possession of or share occupation of the whole or any part of the Premises and not to permit any person deriving title under the Tenant by way of permitted underlease so to do in respect of the Premises which shall satisfy the requirements set out in Schedule 4

                              4.10.4.3  there are not outstanding at the
                                        Approval Date are arrears of rent or
                                        other monies due to the Landlord under
                                        this Lease

                              4.10.4.4 the assignee is not a person who in the reasonable opinion of the Landlord will use the Premises for an ineligible use for VAT purpose

                    4.10.5 Subject as aforesaid not to underlet the whole of the Premises or any part thereof (being a part which comprises only a Letting Unit or Letting Units) without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed)

                    4.10.6 To procure in the case of any permitted underletting of the Premises (whether mediate or immediate) that on or before the grant of the relevant underlease:

                              4.10.6.1 the underlessee shall covenant with the Landlord by deed to observe and perform the Tenant's covenants and conditions in this Lease (except the covenant to pay rent) (so far as the same relate to the part of the Premises comprised in the underlease) and those of the underlessee in the relevant underlease

                              4.10.6.2  if the Landlord shall so require a
                                        guarantor or guarantors acceptable to
                                        the Landlord shall covenant (if more
                                        than one jointly and severally) with the Landlord to guarantee the observance and performance by the underlessee of its covenants to be contained in such underlease such guarantee to be given (mutatis mutandis) in the form of the provisions contained in Schedule 3

                    4.10.7 To procure that any permitted underlease immediate or mediate contains:

                              4.10.7.1 covenants by the underlessee with the underlessor prohibiting the underlessee from doing or allowing any act or thing on or in relation to the premises demised by such underlease inconsistent with or in breach of the Tenants obligations in this Lease

                              4.10.7.2  a condition for re-entry by the
                                        underlessor on breach of any covenant by the underlessee

                              4.10.7.3 an absolute prohibition on any further undersetting or parting with possession or sharing of occupation of the premises demised by the underlease (save by way of assignment of the whole thereof)

                              4.10.7.4 a prohibition on any assignment of the whole of the premises demised by the underlease without the consent of the Landlord and a right for the Landlord to require a guarantor or guarantors (as aforesaid) in respect of any assignee of an underlessee

                              4.10.7.5 in the case of an underlease of part only of the Premises an agreement duly authorised by an Order of a Court of competent jurisdiction excluding in relation to that underlease the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (as amended) or any modification or re-enactment thereof

                    4.10.8 To enforce performance by every such underlessee of the covenants and conditions in his underlease and not to release or waive any such covenants or conditions

                    4.10.9 Upon every application for consent required by this clause to disclose to the Landlord such information as to the terms proposed as the Landlord may require

                    4.10.10 Not to enter into any variation of the terms of any underlease nor to accept a surrender of the same in respect of part only (as opposed to the whole) of the premises underlet

          4.11      Reqistration of documents

                    4.11.1 Within one month after any assignment or any transmission or other Revolution relating to the Premises or any part thereof to give notice thereof to the Landlord's solicitor and to furnish him with a certified copy of any document relating thereto and to pay to the Landlord's solicitor a reasonable fee (not being less than (pound)30) plus VAT thereon

                    4.11.2 To supply to the Landlord on request the names and addresses of any tenant deriving title from the Tenant (whether mediately or immediately) together with details of the rent payable by any such tenant and the other terms of such tenancy

                    4.11.3 To supply to the Landlord any details required by the Landlord pursuant to Section 40 of the Landlord and Tenant Act 1954 and to supply the Landlord with full details of any notices given pursuant to Section 25 of the Landlord and Tenant Act 1954 by the Tenant to any sub-tenant and full details of any notices received by the Tenant from any sub-tenant pursuant to Section 26 of the Landlord and Tenant Act 1954

          4.12      Ineligible use for VAT purposes

                    4.12.1 To notify the Landlord in writing within thirty days of ceasing to use the Premises for an ineligible use for VAT purposes if the Premises were at the most recent time of supply so used or of starting to use the Premises for an ineligible use for VAT purposes if the Premises were at the most recent time of supply not so used

                    4.12.2 Within thirty days of receiving a request in writing from the Landlord to provide the Landlord with evidence that HM Customs and Excise has agreed that the Tenant, is has been or will be using the Premises for an ineligible use for VAT purposes or such other information as the Landlord may reasonably require to enable the Landlord to assess whether the Tenant is, has been or will be using the Premises for an ineligible use for VAT purposes

                    4.12.3 Within seven days of receiving any notice in writing from the Landlord which contains a statement of the Landlord's understanding as to whether or not the Tenant will on the date stated in the notice be using the Premises for an ineligible use for VAT purposes to notify the Landlord whether or not that understanding is correct

                    4.12.4 To maintain suitable records to ensure that the Tenant is able to comply with its obligations in this Clause 4.12

                    4.12.5 Notwithstanding the provisions of Clause 4.9 and Clause 4.11 not to use the Premises for an ineligible use for VAT purposes

                    4.12.6 To indemnify and keep the Landlord indemnified on an after-tax basis from and against all actions, claims, costs, demands, expenses, VAT liabilities, other liabilities and losses arising from any breach of the covenants on the Tenant's part contained in this Clause 4.12 and for this purpose the Landlord's losses shall be deemed to include any Value Added Tax on supplies made to the Landlord which the Landlord would be unable to recover (by way of credit or repayment) or which has been recovered but which the Landlord is liable to repay

          4.13      Compliance with statutes

                    To comply in all respects with and in a proper and workmanlike manner to execute all works required under the provisions of all statutes for the time being in force and the directions of any competent authority relating to the Premises or any part thereof or the use thereof or anything contained therein or the employment therein of any person or persons and not to do or omit or suffer to be done or omitted on or about the Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any levy penalty damages compensation costs charges or expenses and to indemnify and keep indemnified the Landlord against all claims demands costs expenses and liability in respect of the foregoing

          4.14      Planning/environmental matters

                    4.14.1 Not to apply for planning permission in respect of the Premises without the Landlord's prior written consent (which shall not be unreasonably withheld in respect of any addition or alteration in respect of which the Landlord's consent is not to be unreasonably withheld under the terms of this Lease) and if the Landlord attaches conditions to any such consent not to apply for any planning permission except in accordance with those conditions

                    4.14.2 At all times during the Term to comply with the provisions and requirements of the Planning Acts and of any planning permissions (and the conditions thereof) relating to or affecting the Premises or the use thereof or any operations works acts or things carried out executed done or omitted thereon and to keep the Landlord indemnified in respect thereof

                    4.14.3 Subject to Clause 4.14.1 as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions and serve all notices required under the Planning Acts for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof

                    4.14.4 To pay and satisfy any charge imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such operation or the institution or continuance by the Tenant of any such use as aforesaid

                    4.14.5 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use of the Premises (being an alteration or addition or change of use prohibited by or for which the Landlord's consent is required under this Lease and for which a planning permission is needed) before a planning permission for such alteration addition or change of use has been produced to and acknowledged by the Landlord as satisfactory provided that the Landlord may refuse to express such satisfaction if the period of such permission or anything contained in or omitted from it will in the opinion of the Landlord's Surveyor be likely to prejudice the Landlord's interest in the Premises either during the Term or on or after the expiration or earlier determination of the Term

                    4.14.6 Unless the Landlord otherwise directs in writing to carry out and complete before the expiration or earlier determination of the Term any work required to be carried out to the Premises as a condition of any planning permission granted during the Term whether or not the date by which the planning permission requires such works to be carried out is during the Term and any development begun on the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

                    4.14.7 When called upon so to do to produce to the Landlord and the Landlord's Surveyor all plans documents and other evidence reasonably required by the Landlord to satisfy itself that the Tenant's obligations in this Clause have been complied with

                    4.14.8 Not without the prior written consent of the Landlord to enter into a planning obligation for the purposes of Section 106 of the Town and Country Planning Act 1990

                    4.14.9 Where any planning permission is granted subject to conditions involving the carrying out of works upon or change of use of the Premises the Landlord may as a condition of its consent to the carrying out of such works or change of use require the Tenant to provide security for the due compliance with those conditions and no works shall be commenced and no change of use shall be implemented until such security has been provided to the Landlord's satisfaction

                    4.14.10 As soon as practicable to notify the Landlord of any order direction proposal or notice under the Planning Acts served on or received by the Tenant or coming to the Tenant's notice which relates to or affects the Premises and to produce to the Landlord if required any such order direction proposal or notice in the Tenant's possession and not to take any action in respect of such order direction proposal or notice without the Landlord's approval

                    4.14.11 In relation to any act the commission or omission of which requires any consent licence or other authority under the Environmental Protection Act not to do or omit to do (as the case may be) such act without obtaining such authority and not to apply for such authority without the Landlord's prior written consent

          4.15      Easements

                    Not to obstruct any window light or way belonging to the Premises or to any adjoining or neighbouring premises nor acknowledge that any easement or other right for the benefit of the Premises is enjoyed by consent of any other person nor permit any new easement right or encroachment to be made into against or on the Premises and to give immediate notice to the Landlord if any easement right or encroachment against or affecting the Premises shall be made or attempted and at the Landlord's request and the Tenant's cost to adopt such means as may be reasonably required to prevent the same

          4.16      Notifications

                    Forthwith on receipt of any permission notice order or proposal relating to the Premises or the use or condition thereof given or issued by any governmental local or other public or competent authority to give full particulars thereof to the Landlord and if so required by the Landlord to produce the same to the Landlord and to take all necessary steps to comply therewith and also when requested by the Landlord to make or join with the Landlord at the Landlord's cost in making such objections and representations against or in respect of the same as the Landlord shall deem expedient

          4.17      Defects

                    Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the state or condition of the Premises which would or might give rise to an obligation upon the Landlord to do or refrain from doing any act or thing in order to comply with any duty of care imposed upon the Landlord and to indemnify the Landlord against or in respect of any losses claims actions costs demands or liability arising out of any failure of the Tenant to comply with its obligations under this Lease and at all times to give such notice and display such signs as the Landlord having regard to such duty of care requires to have displayed at the Premises

          4.18      Fire fighting

                    To keep the Premises supplied and equipped with all fire fighting and extinguishing appliances from time to time required by law or required by the insurers of the Premises or reasonably required by the Landlord such appliances being kept open to inspection and properly maintained and not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the Premises in case of fire

          4.19      Advertisements/aerials

                    Not without the prior written consent of the Landlord to affix or exhibit any advertisement placard notice or sign either outside the Premises or inside the Premises so as to be seen from the outside and if the Landlord so requires to remove at the end or earlier determination of the Term any item so exhibited or installed making good all damage caused thereby

          4.20      Notice boards

                    To permit the Landlord or its agents to affix upon any suitable part of the Premises a notice board or bill relating to any letting or reletting of the Building or any part thereof or to any sale or other dealing with any interest in reversion to this Lease and the Tenant will not remove or obscure the same and will at all reasonable times and on reasonable prior notice permit those authorised by the Landlord in connection with any such reletting sale or other dealing to enter and view the Premises without interruption

          4.21      Expenses

                    To pay to the Landlord on demand and on an indemnity basis all proper costs charges expenses damages and losses (including but without prejudice to the generality of the foregoing legal costs bailiff's fees and surveyor's fees) incurred by the Landlord in relation to or incidental to or in contemplation of:

                    4.21.1    the preparation and service of a notice under
                              Section 146 of the Law of Property Act 1925 and/or any proceedings relating to the Premises whether under Sections 146 and/or 147 of the Law of Property Act 1925 or otherwise (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section

                              146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Law of Property Act 1925 and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) and to keep the Landlord fully indemnified against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notices

                    4.21.2 (without prejudice to the generality of the foregoing) the preparation and service of any notice or schedule relating to the repair of the Premises whether served on the Tenant during or after the expiration or earlier determination of the Term

                    4.21.3 procuring the remedying of any breach of covenant on the part of the Tenant or any sub-tenant or their respective predecessors in title contained in this Lease and

                    4.21.4 every application made by the Tenant for a consent or licence required by the provisions of this Lease whether such consent or licence is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn

          4.22      New guarantor

                    To notify the Landlord within twenty eight days of any of the following events:

                    4.22.1 If any Guarantor being an individual (or if individuals any one of them) shall become bankrupt or shall make any assignment for the benefit of or enter into any arrangement with his creditors either by composition or otherwise or have any distress or other execution levied on his goods or have a receiver appointed under the Mental Health Act 1983

                    4.22.2 If any Guarantor being an individual (or if individuals any one of them) shall die

                    4.22.3 If any Guarantor being a body corporate (or if bodies corporate any one of them) has a winding up order made in respect of it other than a members' voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction or has a receiver administrator or an administrative receiver appointed of it or any of its assets or has any distress or other execution levied on its goods or is dissolved or struck off the Register of Companies or (being a body corporate incorporated outside the United Kingdom) is dissolved or ceases to exist under the laws of its country or state of incorporation and if the Landlord so requires then at the Tenant's expense within twenty eight days of such requirement to procure that some other person or persons or body or bodies corporate reasonably acceptable to the Landlord shall execute a guarantee in the terms of Schedule 3 with such amendments as the Landlord shall reasonably require in the circumstances

          4.23      Indemnity

                    To keep the Landlord indemnified from and against all loss damage actions proceedings claims demands costs and expenses of whatsoever nature and whether in respect of any injury to or the death of any person or damage to any property movable or immovable or otherwise howsoever arising directly or indirectly from the repair or the state of repair or condition of the Premises or from any breach of covenant on the part of the Tenant herein contained or from the use of the Premises or out of any works carried out at any time during the Term to the Premises or out of anything now or during the Term attached to or projecting from the Premises or as a result of any act neglect or default by the Tenant or by any sub-tenant or by their respective servants agents licensees or invitees

          4.24      Yield up

                    At the expiration or sooner determination of the Term quietly to yield up the Premises to the Landlord with vacant possession in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on its part herein contained (trade or tenant's fixtures and fittings only excepted subject to the Tenant making good all damage to the Premises occasioned by their removal) and upon such yielding up the Tenant shall remove all signs and nameplates indicating the connection or former connection of the Tenant with the Premises and shall replace all carpeting on the first floor of the Premises with new carpets of a quality design and colour similar to the quality design and colour of the carpeting supplied by the Landlord at the commencement of the Term and first approved in writing by the Landlord

          4.25      VAT

                    4.25.1 To pay to the Landlord by way of additional rent such VAT as may be or become payable in respect of the rents reserved by and other monies payable under and the consideration for all taxable supplies received or deemed to be received by the Tenant under or in connection with this Lease

                    4.25.2 In every case where the Tenant has agreed to reimburse or indemnify the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease to reimburse in addition any VAT paid by the Landlord on such payment where the Landlord is not entitled to a credit allowance

          4.26      Regulations

                    To comply with all reasonable regulations and directions as the Landlord may from time to time make or give for the orderly convenient and proper management of the Building or any part or parts thereof

          4.27      Observe covenants

                    To observe and perform the covenants on the part of the lessee thereunder contained in the Superior Lease

5         LANDLORD'S COVENANTS

          The Landlord HEREBY COVENANTS with the Tenant as follows:

          5.1       Quiet enjoyment

                    The Tenant paying the rents and other monies hereby reserved and performing and observing the covenants conditions and agreements on the part of the Tenant hereinbefore contained the Tenant may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for the Landlord

          5.2       Services

                    Subject to the payment by the Tenant of the Service Charge and provided that the Landlord is not prevented by any Insured Risk accident strike combination or lockout of workmen or any other cause beyond its control the Landlord will use its reasonable endeavours to provide or secure the provision of the Services referred to in Schedule 2 in an efficient manner and in accordance with the principles of good estate management provided that the Landlord shall not be responsible for any temporary delay stoppage or omission in connection therewith due to any cause or circumstances beyond the Landlord's control

          5.3       Superior Lease

                    5.3.1 To pay the rents reserved by the Superior Lease and to perform so far as the Tenant is not liable for such performance under the terms of this Lease the covenants and conditions on the part of the lessee contained in the Superior Lease

                    5.3.2 At the expense and on the request of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord in the Superior Lease

6         INSURANCE

          6.1       Tenant's obligations

                    The Tenant for itself and (subject to the provisions of the 1995 Act) its successors in title and assigns HEREBY COVENANTS with the Landlord as follows:

                    To pay to the Landlord on demand:

                    6.1.1 36.4% of all premiums from time to time paid by the Landlord to the Superior Landlord for insuring the Building (including the Premises) under the terms of the Superior Lease

                    6.1.2 all premiums from time to time paid by the Landlord for insuring Loss of Rent and

                    6.1.3 Not to carry on upon the Premises any trade business or occupation in any manner or do any other thing which in the reasonable opinion of the Landlord may make void or voidable any policy for the insurance of the Premises or any adjoining or neighbouring property against any risk for the time being required by the Landlord to be covered or render any increased or extra premium payable for such insurance (without in the latter event first having paid every such increased or extra premium) and to pay to the Landlord on demand any increased premiums payable in respect of the Premises or any adjoining or neighbouring premises arising by reason of the Premises being unoccupied

                    6.1.4 To carry out in accordance with the directions of the Landlord all such works as may be required by it for the better protection of the Premises and to comply with the requirements of the Superior Landlord's insurers in respect of the Premises

                    6.1.5 In the event of the Premises or any part thereof being destroyed or damaged by any peril whatsoever to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant stating whether and to what extent such destruction or damage was brought about directly or indirectly by any of the Insured Risks

                    6.1.6 In the event of the Building or any part thereof or any adjoining or neighbouring premises of the Landlord or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Superior Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any sub-tenant or their respective servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may be) the irrecoverable portion of the cost (including professional and other fees and VAT) of completely rebuilding and reinstating the same

                    6.1.7 To make up out of its own money any deduction in any insurance monies paid by the Superior Landlord's insurers made as a result of the faulty repair or maintenance of the Premises

          6.2       Abatement of rent

                    If the Premises or any part thereof or the access thereto shall be destroyed or damaged by any Insured Risk so as to render the Premises unfit for occupation or use then save to the extent that the insurance of the Building shall have been vitiated by any act neglect default or omission of the Tenant or any sub-tenant or their respective servants agents licensees or invitees the rent first hereinbefore reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained (the amount of such proportion if it cannot be agreed to be determined by a single arbitrator to be appointed on the application of either party by the President for the time being (or other next senior officer available) of the Royal Institution of Chartered Surveyors whose decision shall be final and binding) shall be suspended until the Premises shall have been made fit for occupation and use or (if earlier) until the insurance effected or caused to be effected by the Superior Landlord in respect of the loss of rent shall be exhausted

7         PROVISOS

          Provided always and it is hereby agreed and declared as follows:

          7.1       Forfeiture

                    If and whenever:

                    7.1.1 the rents hereby reserved or any part thereof shall be in arrear or unpaid for the space of fourteen days after the same shall have become due (whether formally demanded or not); or

                    7.1.2 there shall be any other breach non-performance or non-observance of any of the covenants and conditions herein contained and on the part of the Tenant or the Guarantor to be observed or performed; or

                    7.1.3 the Tenant or the Guarantor enters into an arrangement or composition for the benefit of its creditors; or

                    7.1.4 the Tenant or the Guarantor has any distress or other execution levied on its goods; or

                    7.1.5 the Tenant or the Guarantor (being in either case an individual) commits an act of bankruptcy or has an administration order made in respect of it or appears unable to pay its debts within the meaning of Section 268 of the Insolvency Act 1986; or

                    7.1.6 the Tenant or the Guarantor (being in either case a body corporate) has a winding up order made in respect of it other than a members voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction or has a receiver administrator or an administrative receiver appointed of it or any of its assets or is dissolved or struck off the Register of Companies or (being a body corporate incorporated outside the United Kingdom) is dissolved or ceases to exist under the laws of its country or state of incorporation or appears unable to pay its debts within the meaning of
                              Section 123 of the Insolvency Act 1986

                    then and in any such case it shall be lawful for the Landlord or any person authorised by the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's or the Guarantor's covenants contained in this Lease

          7.2       Exclusion of use warranty

                    Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may be used for any purpose whatsoever under the Planning Acts now or from time to time in force (including the Permitted Use) or that the Premises are or will remain otherwise fit for any such use

          7.3       VAT

                    Except where otherwise expressly stated in this Lease all rent money or other consideration in respect of supplies for VAT purposes received or deemed to be received by the Tenant under or in connection with this Lease is exclusive of VAT

          7.4       Service of notices

                    Any notice required to be served under this Lease shall be in writing and shall be properly served if it complies with the provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or
                    Section 23 of
                    the Landlord and Tenant Act 1927 and in addition any notice shall be sufficiently served if sent by facsimile transmission to the party to be served and service shall be deemed to be made on the date of transmission if transmitted before 4.00 p.m. on the date of transmission but otherwise on the next day

          7.5       Development of neighbouring premises

                    The Landlord shall be entitled to carry out or permit the development of any adjoining or neighbouring premises (whether included in the Building or not) and to build on or into any boundary wall of the Premises or to re-route any services in the Premises without payment of compensation to the Tenant for any damage or otherwise

          7.6       Compensation

                    Any statutory right of the Tenant or any sub-tenant to claim compensation from the Landlord on vacating the Premises shall be excluded as far as the law allows

          7.7       Section 62 LPA

                    The operation of Section 62 of the Law of Property Act 1925 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatsoever to any easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this Lease

          7.8       Disputes with adjoining occupiers

                    Any dispute arising as between the Tenant and the lessees tenants or occupiers of adjoining or neighbouring premises belonging to the Landlord relating to any easement right or privilege in connection with the Premises or relating to the party or other walls of the Premises or as to the amount of any contribution towards the expenses of works to services or matters used in common shall be referred to the Landlord whose decision shall be binding upon all parties to the dispute

          7.9       Tenant's effects

                    The Tenant hereby irrevocably appoints the Landlord to be its agent to store or dispose of any effects left by the Tenant on the Premises for more than seven days after the termination of this Lease (whether by effluxion of time or otherwise) on any terms that the Landlord thinks fit and without the Landlord being liable to the Tenant save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord and hereby agrees to indemnify the Landlord against any liability incurred by the Landlord to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

          7.10      Landlord's liability

                    In any case where the facts are or should reasonably be known to the Tenant the Landlord shall not be liable to the Tenant in respect of any failure of the Landlord to perform any of the Landlord's obligations to the Tenant under this Lease whether express or implied unless and until the Tenant has notified the Landlord of the facts giving rise to the failure and the Landlord has failed within a reasonable time to remedy the same

          7.11      No waiver

                    No demand for or receipt or acceptance of any part of the rents hereby reserved or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence

          7.12      Damage from services

                    7.12.1 The Landlord shall not be liable to the Tenant or any other person claiming through the Tenant for any accident loss or damage which may be caused by reason of any breakdown stoppage leakage or defect of or in any Apparatus or any of the Conduits

                    7.12.2 Any services rendered to or for the Tenant on the Tenant's request by any servant or agent of the Landlord shall be deemed to have been rendered by that person as servant of the Tenant

          7.13      Party walls

                    Save as otherwise directed in writing by the Landlord the non-structural walls separating the Premises from any adjoining premises within the Building shall be party walls and structures and maintainable accordingly

          7.14      Status of lease

                    For the purposes of the 1995 Act this Lease is a new tenancy

                                   SCHEDULE 1
                                     Part 1
                                   (Premises)

ALL THOSE premises shortly described in the Particulars which are for the purpose of identification shown edged red on the Floor Plans and which include for the purpose of obligation as well as of grant:

1 the plaster or other rendering and decorative covering of the walls thereof and (in the case of non structural walls only) the inner half thereof severed medially

2         the floor screed (but not the slab beneath the same)

3         the ceiling thereof (but not the beams above the same)

4 the internal surfaces of the external window frames and the glass in the external windows

5 all doors fitted in the walls bounding such offices and their respective frames and fixings and all the glass (if any) fitted in such doors

6 all light fittings and electrical circuits sockets and switches within and exclusively serving the Premises

7 all carpets and floor coverings within and all other Landlord's fixtures and fittings in on or forming part of such offices and exclusively serving the same

8 all plant and machinery which are laid in the Premises and which exclusively serve the Premises including the goods lift and the goods lift shaft and the motor serving the goods lift but there are excluded the Structure and all tenant's fixtures and fittings

                                     Part 2
                         (Easements and rights granted)

The following rights are granted to the Tenant in connection with the use of the Premises in accordance with and subject to the provisions of this Lease such rights being exercisable in common with the Landlord and those authorised by the Landlord including other tenants of the Building

1         the use of the Common Parts for all proper purposes

2 the free passage of water soil gas electricity telephone and other services for the Premises through the Conduits which are in other parts of the Building and which serve the Premises

3         support shelter and protection from other parts of the Building

4 the right to enter the second and third floors of the Building for purposes of repairing the goods lift and to gain access to motor room serving the goods lift situated on the third floor of the Building

5 the right to enter the meter area situated on the basement floor of the Building for the purposes of reading the meter

                                     Part 3
                         (Exceptions and reservations)

EXCEPTING AND RESERVING in favour of the Landlord and its tenants agents and licensees and those authorised by the Landlord and all other persons who now have or may hereafter be granted similar rights:

1 the full free and uninterrupted passage and running of water soil gas telephone electricity telecommunication and all other services and supplies of whatsoever nature from and to any other parts of the Building through such of the Conduits which are now or may hereafter during the Perpetuity Period be in on under or over the Premises and the right of entry onto the Premises for the purpose of inspecting repairing renewing relaying cleansing maintaining and connecting up to any such existing or future Conduits

2 the right to erect or to consent hereafter to any person erecting a new building or to alter any building for the time being on the adjoining or neighbouring property of the Landlord in such manner as the Landlord or the person or persons exercising such right may think fit and notwithstanding that such alteration or erection may diminish the access of light and air enjoyed by the Premises and the right to deal with the Building and any other adjoining or neighbouring property of the Landlord as it may think fit provided in the exercise of such right the person or persons shall cause as little disturbance as possible and make good any damage to the Premises as soon as reasonably practicable

3 the right to erect scaffolding for the purpose of repairing cleaning rebuilding renewing or altering the Building or any part thereof notwithstanding that such scaffolding may restrict the access to or enjoyment and use of the Premises

4 the right for the Landlord and those authorised by the Landlord to enter the Premises for the purposes and in the manner mentioned in this Lease

5 all rights of light air support shelter and protection for the parts of the Building not included in the Premises and all such rights (if any) as shall now or hereafter belong to and be enjoyed by any land or premises adjacent to the Building

                                     Part 4
                  (Matters to which the Premises are subject)

                               The Superior-Lease

                                   SCHEDULE 2
                                     Part 1
                               ("Service Charge")

1 In this schedule the following expressions shall have the following meanings:

          1.1 "Service Charge" means the due proportion of the Service Costs which is attributable from time to time to the Premises in accordance with this Schedule

          1.2 "Service Charge Period" means a period of 12 months ending on 31st December in any year or such other period as the Landlord may at its discretion from time to time determine and notify in writing to the Tenant

          1.3 "Service Costs means the total costs in any Service Charge Period beginning or ending during the Term of providing the Services and defraying the costs and expenses relating and incidental thereto in accordance with this Schedule

          1.4 "Services" means the services referred to in part 2 of this Schedule or such of them as shall from time to time be provided or undertaken by the Landlord

          1.5       "due proportion" means 36.4%

2         The Service Charge shall be paid in manner following:

          2.1 The Landlord shall be entitled to estimate the amount of the Service Charge for any Service Charge Period and if the Landlord so requires the Tenant shall pay in advance on account of the Service Charge for that Service Charge Period the amount provisionally so estimated by the Landlord by equal advance payments on each of the Rent Days during the Service Charge Period the first such payment to be made on the date of this Lease being an apportioned sum in respect of the period from the commencement date of the Term until the day preceding the Rent Day next following the date of this Lease

          2.2 The Service Charge shall be deemed to accrue on a day to day basis in order to ascertain the yearly rate thereof and for the purpose of apportionment in respect of any periods of other than one year

          The Landlord shall as soon as practicable after the end of each Service Charge Period prepare or cause to be prepared and submitted to the Tenant a statement professionally prepared certified as true and correct showing the Service Costs and the Service Charge for the Service Charge Period then ended and upon such statement being the same shall be final and binding on the Tenant (save in the event of manifest error)

          2.4 Within one month of receiving such certificate referred to in 2.3 (but not later) the Tenant shall be entitled to inspect receipts and vouchers relating to the Service Costs

          2.5 If the amount of the Service Charge for the Service Charge Period shall exceed the aggregate of the amounts paid on account thereof for that period the amount of the excess shall be due forthwith on demand from the Tenant but if it shall be less the amount of the overpayment shall be credited to the Tenant against the next quarterly payment of rent and/or Service Charge or (if the Term shall have come to an end) shall be repaid to the Tenant

          2.6 If the Landlord shall make any change to a Service Charge Period such adjustments and apportionments shall be made as shall be fair and reasonable for the purpose of computing the Service Charge

          2.7 The provisions of this paragraph shall continue to apply notwithstanding the expiry or sooner determination of this Lease in respect of any Service Charge Period then current

          2.8 If the Landlord shall incur expenditure forming part of the Service Costs which either is in respect of a matter which has not been taken into account in arriving at the provisional assessment of the Service Charge for that period or is of an amount materially greater than has been allowed in arriving at such provisional assessment the Landlord shall be entitled to recover from the Tenant the due proportion of the whole of such expenditure on the Rent Day next following such expenditure being incurred by the Landlord

3         In calculating the Service Costs:

          3.1 the Landlord shall be entitled (but not obliged) to include in the Service Costs for any Service Charge Period an amount or amounts which the Landlord reasonably considers appropriate to build up and maintain a sinking fund and/or a reserve fund in accordance with the principles of good estate management and so as to secure so far as may reasonably be practicable that the Service Charge shall be of a regular rather than an irregular amount and that the tenants for the time being of the Building bear a proper part of the accumulating and future liabilities in respect of the matters for which the Service Charge is intended to provide

          3.2 there shall be included in the amounts of any cost to be included in the Service Costs all VAT at the applicable rate incurred or paid by the Landlord in respect of any expenditure in connection with the Services or any of them

          3.3 the Service Costs may include all costs incurred in taking any steps deemed desirable or expedient by the Landlord for complying with or making any representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning compulsory purchase public health highways streets drainage or other matters relating to or allegedly relating to the Building for which no tenant of the Building is directly liable under any lease of any part of the Building

4 The Landlord shall be entitled to include in the Service Costs a reasonable fee for itself or the cost of employing managing agents for the carrying out and provision of the Services in accordance with this Schedule.

5 The Tenant shall not be entitled to object to the Service Charge or any item comprised in the Service Costs or otherwise on any of the following grounds

          5.1 the inclusion in a subsequent Service Charge Period of any item of expenditure or liability omitted from the Service Costs for any preceding Service Charge Period

          5.2 that any item of the Service Costs might have been provided or performed at a lower cost

          5.3 disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord acts reasonably and in good faith and in the absence of manifest error

          5.4 the manner in which the Landlord exercises its discretion in providing the Services so long as the Landlord acts in good faith and in accordance with the principles of good estate management

          5.5 the employment of managing agents or contractors to carry out and provide on the Landlord's behalf the Services in accordance with this Schedule

                                     Part 2
                                  ("Services")

1 Maintaining and repairing and when the Landlord in its discretion thinks it appropriate so to do amending altering reinstating renewing and rebuilding the Structure and the Conduits save insofar as the same are the responsibility of tenants in the Building

2 Maintaining repairing cleansing lighting and decorating to such standard as the Landlord may from time to time consider appropriate the Retained Parts and the Common Parts and when the Landlord in its discretion thinks it appropriate so to do amending altering reinstating renewing and rebuilding the same

3 Inspecting servicing maintaining repairing amending overhauling and replacing the Apparatus save insofar as the same is the responsibility of tenants in the Building

4         Operating the Apparatus so as to provide during the hours of 08.00 to
          18.30 Monday to Friday and 08.00 to 12.00 Saturday (excluding any time on any Sunday or any public or bank holiday)

          4.1 lift services in the Building via the passenger lifts now in the Building or such substituted passenger lifts as the Landlord (in its absolute discretion) may from time to time decide to install

          4.2 an adequate supply of hot and cold water to the outlets therefor within the Building

          4.3 central heating systems to the Building so as to maintain the same to such temperatures as the Landlord shall in its absolute discretion consider adequate

5 Maintaining upgrading and renewing any fire alarms fire prevention and fire fighting equipment for the common benefit of persons resorting to the Building (other than that which exclusively serves the Premises and other parts of the Building let or intended to be let to tenants)

6 Cleaning as frequently as the Landlord shall in its absolute discretion consider adequate the exterior of the windows in the Premises and the exterior and interior of all windows and window frames in the Retained Parts and the Common Parts

7 (Save insofar as insured under other provisions of this Lease) insuring the Apparatus the Common Parts and the Retained Parts against the Insured Risks and insuring the Landlord against property owners liability third party liability and employers liability in respect of the Building and such other risks perils and contingencies as the Landlord in its absolute discretion shall from time to time deem necessary or expedient

8 Discharging all charges assessments and outgoings (including meter charges) for water electricity fuel telephone and public and other statutory utilities consumed on the Retained Parts or used in connection with the provision of any of the services referred to in this part of this Schedule

9 Paying any existing or future taxes rates charges duties assessments impositions and outgoings whatsoever in respect of the Common Parts and/or the Retained Parts

10 Collecting and disposing of normal refuse from the Building (including those parts thereof as are let or are capable of being let) and the provision repair maintenance and renewal of plant and equipment for the collection treatment packaging or disposing of refuse

11 Providing operating maintaining repairing renewing and replacing such security systems for the Building as the Landlord shall in its absolute discretion from time to time determine

12 Providing maintaining replacing and renewing any notice boards or direction signs and the like in the Common Parts

13 Employing such staff and personnel as the Landlord shall think fit for the management of the Building (including without prejudice to the generality of the foregoing the provision of cleaning and security services) and so that the costs of such employment shall include not only all such direct costs incurred but also the provision of uniforms the payment of national insurance contributions and other government levies by reference to employment of personnel the provision of pensions and payment of training and industrial levies and redundancy payments and any other expenses ancillary to the employment of personnel in connection with the provision of these services

14 Providing repairing maintaining renewing and replacing such plant machinery equipment and materials as the Landlord in its absolute discretion may consider to be desirable for the proper provision or supply of the services from time to time provided or supplied in accordance with this Schedule

15 Employing and paying the fees of any agents retained by the Landlord to manage the Building and collect the rents thereof (including the preparation of accounts in relation to the Service Charge) and the fees and charges of any accountant surveyor or other professional adviser employed to certify any matter or thing requiring to be certified for the purpose of any of the provisions of this Schedule

16 Such other services as the Landlord in its absolute discretion shall think proper or beneficial for the better and more efficient management use and promotion of the Building and the comfort and convenience of the generality of the tenants in the Building

                                   SCHEDULE 3
                              Guarantee Provisions

1 That the Tenant will at all times during the period in respect of which the Tenant is liable under the covenants herein contained pay the rents reserved by this Lease on the days and in manner herein provided for and will duly observe and perform all the covenants and conditions contained in this Lease and on the part of the Tenant to be observed and performed and that if the Tenant shall during such period default in any respect to pay the said rents or any of them in the manner aforesaid or to observe and perform the said covenants and conditions or any of them the Guarantor will on demand fully observe perform and discharge the same AND without prejudice to the generality of the foregoing the Guarantor HEREBY FURTHER COVENANTS by way of primary obligation and not merely liability as a guarantor or merely collateral to that of the Tenant to pay and make good to the Landlord forthwith on demand any losses costs damages and expenses occasioned to the Landlord arising out of or by reason of any default of the Tenant in respect of any of its obligations under the terms and provisions of this Lease during the said period or in respect of any judgment or order made against the Tenant during the said period AND any neglect or forbearance on the part of the Landlord in enforcing or giving time for or other indulgence in respect of the observance or performance of any of the said agreements provisions and conditions (other than a release given under seal) and (subject to the provisions of the 1995 Act) any variation of the terms of this Lease shall not release the Guarantor from its liability under the agreements or guarantee on its part contained in this Lease

2         That if during such period as aforesaid:

          2.1 the Tenant shall go into liquidation and the liquidator disclaims this Lease or

          2.2 the Tenant is dissolved or struck off the register and the Crown disclaims this Lease or

          2.3 the Tenant ceases for any reason to be or to remain liable under this Lease or to maintain its corporate existence (otherwise than by merger consolidation or other similar corporate transaction in which the surviving corporation assumes or takes over all the liabilities of the Tenant under this Lease) or

          2.4 this Lease shall be forfeited or otherwise prematurely determined the Landlord may within six months following any such event by notice in writing require the Guarantor to enter into a lease in the like form as this Lease for the residue of the Term unexpired at the date of such event (or which but for any such disclaimer forfeiture or other event would have remained unexpired) but with the Guarantor as tenant thereunder at the same rents and subject to the like covenants provisions and conditions as are herein contained as a substitute in all respects for the Tenant under this Lease (the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer forfeiture or other event) and the Guarantor shall thereupon execute and deliver to the Landlord a counterpart of the new lease in exchange for the relevant lease executed by the Landlord and contemporaneously therewith the Guarantor as tenant shall pay the first instalments of the rents due

                                   SCHEDULE 4
                 Requirements of authorised Guarantee agreement

1 The agreement shall be prepared by the Landlord's solicitors at the expense of the Tenant and shall be executed and take effect as a deed

2 The agreement shall contain a clause to the effect that insofar as any provision of the agreement would prevent it being an authorised guarantee agreement within the meaning of the 1995 Act the agreement shall be read and construed and shall take effect as though that provision had not been included

3 In the agreement the Tenant shall covenant with the Landlord for the benefit of the Landlord and its successors in title and assigns the owners for the time being of the reversion immediately expectant upon the determination of the Term and those entitled to the benefit of the agreement by virtue of the 1995 Act that:

          3.1 at all times during the period ("Relevant Period") beginning with the date on which the assignment of this Lease to the proposed assignee ("Assignee") takes effect and ending when the Assignee is released by virtue of Section 5 of the 1995 Act from observance and performance thereof the Assignee will duly observe and perform all the terms conditions and covenants which by reference to the tenancy created by this Lease are tenant covenants within the meaning of the 1995 Act ("Relevant Covenants")

          3.2 if the Assignee shall default in any respect duly to observe and perform the Relevant Covenants or any of them the Tenant will on demand fully observe perform and discharge the same

          3.3 if the Assignee (being a corporation) shall go into liquidation and the liquidator disclaims this Lease or is dissolved or struck off the register and the Crown disclaims this Lease or (being an individual) shall become bankrupt and the trustee in bankruptcy disclaims this Lease the Landlord may within [six] months following any such event by notice in writing require the Tenant to enter into a lease in the like form as this Lease for the residue of the Contractual Term unexpired at the date of such event (or which but for any such disclaimer would have remained unexpired) but with the Tenant as tenant thereunder at the same rents and subject to the like covenants provisions and conditions as are applicable thereto at the date of such event as a substitute in all respects for the Assignee (the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer) and


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

                    the Tenant shall thereupon execute and deliver to the Landlord a counterpart of the new lease in exchange for the relevant lease executed by the Landlord and contemporaneously therewith the Tenant as tenant under the new lease shall pay the first instalments of the rents due thereunder and the Landlord's solicitors proper and reasonable costs of and in connection with the preparation and completion of such new lease

4 Without prejudice to the generality of the foregoing the Tenant shall further covenant with the Landlord by way of primary obligation and not merely as a guarantor of or collateral to the liability of the Assignee to pay and make good to the Landlord forthwith on demand any losses costs damages and expenses occasioned to the Landlord arising out of or by reason of any default of the Assignee in respect of any of its obligations under the Relevant Covenants during the Relevant Period

5 The agreement shall contain an agreement and declaration to the effect that any neglect or forbearance on the part of the Landlord in enforcing or giving time for or other indulgence in respect of the observance or performance of any of the Relevant Covenants (other than a release given under seal) and (subject to the provisions of the 1995
          Act) any variation of the terms of the Lease shall not release the Tenant from its liability under the covenants or guarantee to be entered into by it in the agreement

EXECUTED (but not delivered until  )
the date (hereof) as a deed by     )
SMITHS INDUSTRIES PLC by the       )
affixing of its Common Seal in the )
presence of:

                                                            [SEAL]
/s/ [ILLEGIBLE]

Director


/s/ [ILLEGIBLE]

Secretary


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